Exhibit 99.1

DO THE RIGHT THING.

FAMOUS DAVE’S OF AMERICA, INC.

CODE OF ETHICS AND BUSINESS CONDUCT

As Amended and Approved by the Board of Directors, January 2018.

Dear Famous Dave’s of America Team Member,

Famous Dave’s of America (“FDA”) strives to be The Absolute Best in BBQ, Ever!  This can be achieved by first dedicating ourselves to the highest ethical standards possible.  All Team Members, including our directors and officers, should ensure that we strive for excellence every day and do so ethically.

The FDA Code of Ethics and Business Conduct clarifies our standards of conduct in potentially sensitive situations; it makes clear that Famous Dave’s of America expects all Team Members to understand and appreciate the ethical considerations of their decisions; and it reaffirms our long-standing accountability for the highest ethical and business practices.

You are expected to read the FDA Code of Ethics and Business Conduct in its entirety, discuss questions you may have with your immediate supervisor, sign the certificate of compliance and return it to your supervisor.  The certificate will be placed in your file and the booklet is yours to use for future reference.

As a part of the FDA Code of Ethics and Business Conduct policy, all Support Center Team Members and field Team Members Manager-level and above will be asked to review the Code and sign the Certificate of Compliance indicating their understanding and compliance on an annual basis.

Be Famous!

The FDA Code of Ethics and Business Conduct applies to all Team Members, directors, and officers of Famous Dave’s of America, Inc. and its operating subsidiaries (each is referred to as the “Company”).  It is important to the success of the Code that each Team Member understands that:

•                 We should help to safeguard the Company’s reputation for integrity in our business dealings.  We are each personally responsible for our own conduct in complying with the FDA Code of Ethics and Business Conduct as it pertains to our jobs.

•                 We are responsible for promptly reporting known or suspected violations to the individuals designated for this purpose.

•                 We should seek assistance when we have questions about the FDA Code of Ethics and Business Conduct or when faced with a challenging ethical situation.

•                 No one has the authority or right to order, direct, request, encourage or even influence someone else to violate the FDA Code of Ethics and Business Conduct or the law.  Thus, no one will be excused for violating the FDA Code of Ethics and Business Conduct or the law at the direction or request of someone else.   However, it is important to note that the failure to promptly report suspected violations of law or the FDA Code of Ethics and Business Conduct may result in disciplinary action, up to and including termination of employment.

•                 Any attempt by a Team Member to have someone else violate the FDA Code of Ethics and Business Conduct, whether successful or not, is itself a violation of the FDA Code of Ethics and Business Conduct and may be a violation of the law.

•                 Any retaliation or threat to retaliate against a Team Member for refusing to violate the FDA Code of Ethics and Business Conduct or for reporting in good faith a violation or a suspected violation of the FDA Code of Ethics and Business Conduct, is itself a violation of the FDA Code of Ethics and Business Conduct and may be a violation of the law.

Every report of a suspected violation of the FDA Code of Ethics and Business Conduct will be investigated and every violation will result in disciplinary action, up to and including immediate dismissal of the Team Member.

Overall Standard

Famous Dave’s of America, Inc.’s guidelines for business conduct flow from our commitment to excellence and from our Famous heritage. These key elements are of the utmost importance for the proper conduct and respect for all individuals.

Famous Dave’s of America, Inc. depends on the character of its Team Members.  That character is reflected in our leadership values.  This includes attracting and recruiting quality, knowledgeable, honorable people with leadership skills and a passion for doing their best.  We value our guests, Team Members and communities and strive to treat them with respect and to be service oriented in our interactions. We have confidence in each other’s capabilities and intentions.

The highest legal, moral and ethical standards of honesty, integrity and fairness are to be demonstrated in conducting all Famous Dave’s of America, Inc. business dealings.  All Team Members of the Company must always act in full compliance with all applicable federal, state and local laws, ordinances, regulations, and with the FDA Code of Ethics and Business Conduct.  The failure to do so (or the failure to report promptly suspected violations of law or the FDA Code of Ethics and Business Conduct) may result in disciplinary action, up to and including termination of employment.

Some business activity is not governed by any law, and some laws and regulations set standards far below the expectations of the Company.  In these situations, a Team Member should be able to answer, “yes” to the following questions before taking action:

•                 Is this action the “right thing to do”?

•                 Would this action withstand public scrutiny?

•                 Will this action uphold Famous Dave’s reputation as an ethical company?

If the answers are not a definite “yes,” the Team Member should not take action.

If a course of action seems questionable, please seek guidance from your supervisor or a Human Resources Team Member.  We encourage open communications regarding the possible violation of the Company’s ethical principles and business practices.

1. Reporting Suspected Problems

Famous Dave’s of America encourages an open and honest dialog regarding ethical situations with multiple sources of assistance.

If you have questions about an ethical situation, you should feel free to discuss them with a supervisor, a trusted leader in the organization, or a Human Resources Team Member.  You will be assured confidentiality to the limit of the law and subject to the Company’s need to investigate and take appropriate action with respect to violations or suspected violations of the FDA Code of Ethics and Business Conduct or a Company policy.  If you do not wish to identify yourself when reporting a violation or suspected violation of the FDA Code of Ethics and Business Conduct, you may use the Company’s Ethics and Business Conduct Hotline Service, which allows for confidential and anonymous reporting.

In addition to any concerns you may have regarding a violation of the FDA Code of Ethics and Business Conduct, the Ethics and Business Conduct Hotline Service may be used to report potential violations of a Company policy or procedure, payroll or wage\working hours issues, accounting matters, internal accounting controls, or auditing matters.

The Ethics and Business Conduct Hotline Service is available for use by all Team Members.  If you are making an anonymous report of a violation or suspected violation of any of the items listed above, please provide sufficient details to permit the Company to investigate the matter properly.

Information on how to report a violation or suspected violation using the Ethics & Business Conduct Hotline Service is posted in each location, on the Famous Dave’s Portal, as well as on the Human Resources Information System.

It is against the Company’s policy to retaliate against any Team Member, officer or director for any good faith reporting of a violation or suspected violation of the FDA Code of Ethics and Business Conduct.  If you feel you have been retaliated against for making a good faith report, you should immediately contact your supervisor, a Human Resources Team Member, or the Ethics and Business Conduct Hotline.

2. Personal Behavior in the Workplace

Famous Dave’s of America is committed to providing a respectful, positive environment and fair treatment to all Team Members.

The Company strives to provide a safe, healthy and productive work environment.  Each Team Member has a personal responsibility to other Team Members and to the Company to help eliminate actions or circumstances, which undermine this desired environment.  Persons are considered for employment opportunities on the basis of merit, as measured against objective job requirements.  Our policy forbids any discrimination, harassment or intimidation because of race, color, religion, gender, age, national origin, citizenship, sexual orientation, disability or any other protected class status under federal, state or local law.  Team Members having questions or concerns regarding application of these principles to the workplace are encouraged to bring them to a supervisor, a trusted leader in the organization, or a Human Resources Team Member.

Additionally, every Team Member is expected to perform his or her work in a safe manner, free of the influence of alcohol, illegal drugs or controlled substances.  For additional information, please refer to the Company’s separate policy regarding drugs and alcohol.

3. Conflicts of Interest

Avoid any situation in which your personal interests conflict with Famous Dave’s of America’s interests.

Conflicts may arise when a Team Member or a member of his or her immediate family receives improper personal benefits as a result of the person’s position with the Company.  Each Team Member owes Famous Dave’s of America a duty of loyalty.  For that reason, all Team Members must exercise great care any time their personal interests conflict with the Company’s interests.

The Company will take necessary steps to avoid improper reporting relationships and will not allow team members to directly or indirectly supervise or report to persons with whom they have a family or a close personal relationship. Team Members must not allow romantic relationships or friendships with other Team Members to impair their job performance, adversely affect others or create a hostile work environment for others.

Team Members are able to engage in outside activities of their own free choice.  It is important, however, that such activities do not adversely affect the conduct of Company business, involve misuse of Company position or resources, divert for personal gain any business opportunity from which Famous Dave’s of America, Inc. may profit without prior notification and prior approval from the Board of Directors or constitute a potential source of discredit to the Famous Dave’s of America, Inc. name.  The following is a nonexclusive list of examples of prohibited conflicts of interest:

•                 Consulting with or employment in any capacity by a competitor or supplier of Famous Dave’s of America (except by non-management, restaurant–level Team Members with supervisor knowledge).

•                 Having a substantial equity, debt, or other financial interest in any competitor, or supplier without prior disclosure thereof and receipt of approval from the Board of Directors.

•                 Having a financial interest in any transaction involving the purchase or sale by Famous Dave’s of America, Inc. of any product, material, equipment services or property without prior disclosure thereof and receipt of approval from the Board of Directors.

•                 Misusing the Company’s confidential proprietary information, including the unauthorized disclosure or use of such information.

•                 Using Company materials, equipment or other assets for any unauthorized or undisclosed purpose.

•                 Receiving loans or guarantees of obligations from the Company without Board of Director authorization.

The Company policy regarding possible conflicts of interest is based on the principle that a Team Member’s business decisions must be made solely in the best interests of Famous Dave’s of America.  To reach that decision, a Team Member should avoid influence from personal or family considerations that might affect his or her judgment as to what is in the best interests of the Company.

4.  Communication Procedures

Famous Dave’s of America, Inc. restricts who may communicate information to the public.

You may not communicate externally on behalf of the Company unless you are authorized to do so.  The Company has established specific policies regarding who may communicate information to the public, the press, market professionals (such as securities analysts, institutional investors, investment advisors, brokers and dealers) and security holders on behalf of the Company.

The Company’s Chief Executive Officer, Chief Operating Officer, and the Chief Financial Officer, and their designees, are the Company’s official spokespeople for financial matters, public comment, press, marketing, technical and other such information.

You should refer all calls or other inquiries from the press or market professionals to the Chief Operating Officer; the aforementioned will see that the inquiry is directed to the appropriate person within the Company.

All communications made to public audiences on behalf of the Company; including formal communications and presentations made to investors, customers or the press, require prior approval of the Chief Financial Officer and the Chief Executive Officer.

5. Receipt of Gifts/Gratuities

Famous Dave’s of America, Inc. does not offer or accept kickbacks, bribes, or gifts of substantial value.

Team Members may only exchange non-monetary and generally modestly valued gifts that promote goodwill with our business partners and do not improperly influence others.  We will accept only approved and widely available discounts.

Team Members may give or receive courtesies in Company-related business dealings with guests or suppliers provided the following guidelines are met:

•                 They do not violate the law, regulations - or reasonable customs of the market place or the known policy of either party’s employer.

•                 They are reasonable in cost, amount, quantity and frequency. A supervisor must approve any gift with a value of $100 or more

•                 They are appropriate as to time and place.

•                 They do not influence or give the appearance of influencing the business judgment of the recipient.

•                 They can stand public scrutiny without damaging the Company’s reputation.

These courtesies and gratuities include, but are not limited to gifts, meals, alcoholic drinks, discounts, hospitality, entertainment, recreation, promotional items, transportation and any tangible or intangible “item of value” for which the recipient does not pay fair market value.  Keep in mind, if a gift feels excessive, then it probably is.  Team Members may not resell these courtesies for profit at any time.

6. Fair Dealing with Competitors, Guests and Vendors

Famous Dave’s of America, Inc. respects the rights of competitors, guests and vendors.

The Company’s success depends on building productive relationships with guests, vendors and where appropriate, competitors.  In addition, these individuals have needs and expectations, many representing unique opportunities for mutual success.

The Company bases its supplier relationships on fundamental concepts of integrity, ethical dealings, nondiscrimination, and mutual trust and respect.

The Company will not engage in activities with guests, vendors or competitors that unfairly prevent or limit competition, or could appear to do so.

7. Intellectual Property and Other Assets

One of Famous Dave’s of America, Inc.’s most important assets is its confidential corporate information.  Legal obligations and its competitive position mandate that this information remain confidential.

Confidential and proprietary information is critical to our competitive advantage.  Team Members have an obligation to protect this information - it must not be shared with others outside the Company.

Confidential and proprietary information includes, but is not limited to, intellectual property such as trade secrets, patents, trademarks, copyrights, business, marketing and service plans, strategic marketing\growth plans, engineering and manufacturing ideas, food recipes\concepts, promotional ideas\concepts, designs, databases, records, wage\salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information violates Company policy.

Every Team Member is required to protect the Company’s confidential and proprietary information as well as that of its suppliers and third parties who disclose information to Famous Dave’s of America in confidence.  No Team Member may accept trade secrets or confidential information of a technical or business nature from a third party, unless the Team Member has received prior and specific authorization from his or her immediate supervisor to do so.

8. Protection and Use of Company Property

Our shareholders trust us to manage Company assets appropriately.

We must ensure that Company equipment, supplies and other assets are used for legitimate business purposes unless otherwise specifically authorized, and that we protect all tangible and intangible Company property.

All Team Members should endeavor to protect the Company’s assets and ensure their efficient use.  Theft, carelessness and waste have a direct impact on the Company’s profitability.  Any suspected incident of fraud or theft should be immediately reported to a supervisor, any Human Resource Team Member or to the Ethics and HR Hotline for investigation.  Company equipment should not be used for non-Company business, though incidental personal use may be permitted depending on the circumstances surrounding such use.

9. Non-Solicitation

Our shareholders trust us to safeguard our confidential and proprietary assets.

As part of our duty to safeguard the Company’s confidential and proprietary information, along with its goodwill and customer relationships, Team Members may not, either during their employment with the Company or for twelve (12) months following the termination of that employment, directly or indirectly recruit, solicit or induce, or attempt to recruit, solicit or induce, any Team Member, consultant or vendor of the Company to terminate that person’s employment or other relationship with the Company.  This includes, without limitation, former Team Members seeking to use confidential and proprietary information to recruit, solicit, retain or hire any of the Company’s Team Members, consultants or vendors.  By signing the acknowledgement form for the FDA Code of Ethics and Business Conduct of Conduct, each Team Member is agreeing to the restrictions contained in this paragraph, is confirming that these restrictions are necessary to protect the Company’s business and goodwill, and is agreeing that these restrictions are reasonable for that purpose.

10. Environmental Compliance

Famous Dave’s will follow all environmental laws and regulations.

Famous Dave’s of America will conduct business at all times in compliance with appropriate environmental laws and regulations.  It is Company policy to operate its facilities in a manner intended to protect the public and the environment.

11. Team Member Personal Information

Famous Dave’s will protect your personal information.

We will collect and retain personal information from Team Members that is required for the effective operation of the Company or that may be required by law.  We will keep that information confidential and release it only to persons who have a legitimate need to know or are legally authorized to receive the information.

12. Financial Records

Each Team Member must help maintain the integrity of Famous Dave’s of America, Inc.’s financial records.

No Code of Conduct can effectively discuss the extensive accounting requirements the Company is required to fulfill.  The Company’s business records are vital to the preparation of reliable and accurate reports to management, shareholders, creditors, governmental entities and others.  Thus, all official records of the conduct of the Company’s business must be accurate, reliable and complete, without any restriction or qualification of any kind.  This means the accuracy of any records involves both factual documentation and ethical evaluation or appraisal.

The Company requires reliable and accurate recording and reporting of information in order to make responsible business decisions.  For example, only the true and actual number of hours a person works should be reported.  Further, no Team Member who is classified as non-exempt should be working hours without receiving the required hourly wage (or what is known as “off-the-clock”).  Finally, many Team Members use business expense accounts, which must be documented and recorded accurately.  If you are not sure whether a practice or expense is legitimate, ask a supervisor or the Director of Finance and Accounting.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls.  Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.  Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood.  This applies equally to e-mail, internal memos and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies.

All Company operations must comply with all local and national laws relating to the accurate and complete maintenance of Company financial books and records.  This includes accurate tip reporting, as the Company provides this information to the Internal Revenue Service.  In particular, the Company is committed to full, fair, accurate, timely and understandable disclosure in all reports filed with the Securities and Exchange Commission (SEC) and in other public communications, and each Team Member is required to provide truthful, complete and timely information in support of this commitment.

Team Members are expected to be reliable, objective and loyal in the performance of record keeping responsibilities.  This includes properly recording all sales transactions in all point of sales systems.  Because loyalty includes never knowingly being a part of any illegal or unethical activity, there is no excuse for a deliberately false or misleading Company record.

While only a few Team Members maintain actual accounting records, many people help keep the Company’s records.  Whether you conduct and report inventory levels, use business expense accounts, or pay vendors for services rendered, accurate documentation is critical.  Team Members may not participate in any misstatement of the Company’s accounts.  At the same time, no circumstances justify the maintenance of “off-the-books” accounts to facilitate questionable or illegal payments.  All transactions under which funds are disbursed shall accurately state the purposes for which these funds are paid and shall not be misleading.

13. Securities Trading Policies

Never trade securities on the basis of confidential information.

Team Members who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical, but also illegal.

In order to assist us in complying with laws against insider trading, the Company has adopted a specific policy governing Team Members trading in securities of the Company.  The Company and its Board of Directors have established “black-out” periods, or periods during which trading in the Company’s stock by anyone covered by this policy is not permitted.  In general, trading is not permitted during the period beginning two weeks prior to a quarter end and ending two days after an earnings release, however the Company’s CEO or CFO can close the trading window at any time due to the Company’s access to material nonpublic information.  Questions concerning appropriateness or legality of any particular securities transaction should be directed to the Company’s CFO.  Information regarding the Company’s insider trading compliance policy can also be obtained from the Company’s CFO.

Insider trading is a serious crime.  The offense may occur when, for example, a person trades stock while in possession of material, non-public information about the company involved.  Material information is any information that an investor would reasonably consider important in making investment decisions.  Examples include knowledge of acquisitions or divestitures, new product launches or financial information.  Information is “non-public” if it has not been released to and absorbed by the investing public.  An individual convicted of insider trading may face criminal penalties.

To ensure fairness and integrity in financial markets and to avoid insider-trading penalties, we do not trade in Famous Dave’s of America securities or those of any company on the basis of material, non-public information.  In addition, non-public information about Famous Dave’s of America must not be communicated without a legitimate business reason and proper leadership authorization.

Insider trading law is complicated and its application may depend upon the circumstances of a particular situation.  A Team Member who is unsure how the law applies in a given instance should ask before he or she trades.

14. Contact with Government Officials

Famous Dave’s of America, Inc. will comply with all applicable laws, rules and regulations relating to lobbying or attempting to influence government officials.

Information provided to the government must be accurate and interactions with government officials must be ethical and in good faith.  All activities that might constitute lobbying or attempts to influence government officials must be reviewed first with the Company’s legal counsel.

If your job involves business with foreign, national, state or local government, you must know the rules applicable to your job.  If you are in doubt, do not make the mistake of interpreting rules by yourself.  Discuss the matter with your supervisor or other management of the Company.

15. International Business

Team Members of Famous Dave’s of America, Inc. abide by special laws and regulations that apply to the import and export of products and technical data, as well as the conduct of business with non-U.S. entities.

We also comply with anti-boycott and international embargo regulations in all locations where Famous Dave’s of America, Inc. does business.  The U.S. Foreign Corrupt Practices Act prohibits payments, gifts or contributions to officials of any foreign government or government -owned business for the purpose of getting or retaining business.  In addition, the U.S. Foreign Corrupt Practices Act requires Famous Dave’s of America, Inc. to maintain accurate and complete financial books and records.

16. Public Disclosure of Code and Related Matters

The existence and content of the FDA Code of Ethics and Business Conduct will be disclosed to shareholders and will be available on the Company’s website.  Any waiver of any of the provisions of the Code for executive officers or directors may be made only by the Board of Directors, and such waiver must be promptly disclosed to shareholders and the public as required by law.

17. Coordination with Other Company Policies

The provisions of the FDA Code of Ethics and Business Conduct are in addition to, and do not modify, replace or supersede, other Company policies or procedures including, but not limited to, those policies and procedures set forth in the Company’s Handbook and the Company’s other statements of policy or procedure, whether written or oral.  The FDA Code of Ethics and Business Conduct is to be construed consistently with the Company’s Handbook and the Company’s other statements of policy or procedure, whether written or oral.  If you have questions regarding anything you believe may be inconsistent with respect to these documents, please contact a supervisor or a Human Resources Team Member.

Additionally, with the exception of Section 9 above regarding Solicitation, the FDA Code of Ethics and Business Conduct is not intended to be and does not constitute a contract of employment between the Company and its Team Members.  If you are a Team Member and do not have an Employment Agreement with the Company, you are employed on an at-will basis.  This means that you have the option of resigning from your employment at any time, for any reason or no reason, with or without prior notice. Conversely, the Company has the ability to terminate your employment at any time, for any reason or no reason, with or without prior notice.  Nothing contained within the FDA Code of Ethics and Business Conduct alters this employment relationship.

Conclusion

A central purpose of the FDA Code of Ethics and Business Conduct is to serve as an ongoing reminder of Famous Dave’s of America, Inc.’s policy of conducting its business in a reliable, decent and appropriate manner.  This includes not only complying with all applicable laws, but also treating Famous Dave’s of America, Inc.’s guests, Team Members and vendors with dignity and respect.

If you or your co-workers have an ethics question, talk to a supervisor, a trusted leader in the organization, or a Human Resources Team Member.  If you feel your question was not adequately answered, or if you otherwise wish to make an anonymous report of a violation or suspected violation of the FDA Code of Ethics and Business Conduct, contact the Famous Dave’s of America Ethics and Business Conduct Hotline Service.

CODE OF ETHICS AND BUSINESS CONDUCT

Certificate of Compliance

I certify that I have received, read and understand Famous Dave’s of America, Inc.’s Code of Ethics and Business Conduct.  I understand what types of conduct violate these policies and are considered outside the scope of my employment.  I promise to comply with the terms of the FDA Code of Ethics and Business Conduct and understand that violation of these terms may lead to disciplinary action up to and including immediate termination.  Finally, I understand and agree to the specific restrictions set forth in Section 9 regarding Solicitation.

Printed Name

Team Member Signature

Position or Title

Date	Location

Please retain in Team Member’s personnel file

As a part of the Code of Ethics and Business Conduct policy, all Support Center Team Members and field Team Members Manager-level and above will be asked to review the FDA Code of Ethics and Business Conduct  and sign the Certificate of Compliance indicating their understanding and compliance on an annual basis.